Exhibit 10.1

AMENDED AND RESTATED PROMISSORY NOTE

$7,500,000	February 28, 2019

This Amended and Restated Promissory Note ("Restated Note") is entered into by and between FreshRealm, LLC, a Delaware limited liability company, with offices at 476 East Main Street, Ventura, California 93001 (“Borrower”) and Calavo Growers, Inc., with offices at 1141-A Cummings Road, Santa Paula, CA 93060 (“Lender”), to amend in their entirety the following promissory notes entered into by Borrower and Lender.  The promissory notes executed by FreshRealm are as follows:

Promissory Note dated December 21, 2018 ("First Note Effective Date") in the original principal amount of One Million Dollars ($1,000,000) ("First Note").

Promissory Note dated January 8, 2019 ("Second Note Effective Date") in the original principal amount of One Million Dollars ($1,000,000) ("Second Note").

Promissory Note dated January 18, 2019 ("Third Note Effective Date") in the original principal amount of Five Hundred Thousand Dollars ($500,000) ("Third Note").

Promissory Note dated January 24, 2019 ("Fourth Note Effective Date") in the original principal amount of Three Million Dollars ($3,000,000) ("Fourth Note").

Promissory Note dated January 29, 2019 ("Fifth Note Effective Date") in the original principal amount of Two Million Dollars ($2,000,000) ("Fifth Note").

Collectively, the First Note, Second Note, Third Note, Fourth Note, and Fifth Note are referred to as the "Existing Promissory Notes".

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Calavo and Fresh Realm hereby agree that the Existing Promissory Notes are cancelled and replaced in their entirety by this Restated Note.

For value received, Borrower promises to pay to the order of Lender, at such place as the holder hereof may hereafter from time to time designate in writing, the principal sum of Seven Million, Five Hundred Thousand Million Dollars ($7,500,000), together with interest as specified below, upon the terms and conditions set forth herein.

INTEREST.

Interest in the amount of ten percent (10%) per annum is due and payable not later than the Final Maturity Date, as defined below, on each of the Existing Promissory Notes, in each case calculated from the Effective Date of such Existing Promissory Note as stated above through the date immediately prior to the date of this Restated Note (the “Accrued Interest Date").

In addition to interest payable on each of the Existing Promissory Notes from the Accrued Interest Date through the date hereof (the "Accrued Interest Amount"), interest shall accrue under this Restated Note on the principal balance of this Restated Note from the date hereof (the "Interest Commencement Date") until this Restated Note is fully paid at the rate of ten percent (10%) per annum or such higher rate as may be determined pursuant to this Restated Note. The Accrued Interest Amount plus accrued but unpaid interest payable under this Restated Note shall be due and payable on October 31, 2019  (the "Final Maturity Date"), subject to the extension option described below. In addition, upon the occurrence of any event of the type specified in the “Default” paragraph below and thereafter until each such event has been cured or waived to the written satisfaction of Lender, the outstanding principal balance of this Restated Note shall bear interest at an annual rate equal to the sum of (i) the interest rate otherwise in effect with respect to such outstanding principal, and (ii) 400 basis points (4.00%) per annum, or such lower rate as is the highest rate allowable by law (it being understood that the accrual of interest at the rate set forth in this sentence shall not be deemed a waiver or excuse of any such event).

PAYMENT OF PRINCIPAL AND INTEREST.

Borrower may prepay this Restated Note, in whole or in part, at any time without prepayment penalty or premium.

The entire remaining principal balance of this Restated Note, plus the Accrued Interest Amount and the accrued but unpaid interest payable under this Restated Note shall be due and payable and paid in full on the Final Maturity Date; provided, however, that at its sole and absolute discretion, Lender may elect to extend the Final Maturity Date in writing until November 1, 2020, with interest continuing to accrue at the rate described above.

APPLICATION OF PAYMENTS.

All payments hereunder shall be first applied to the Accrued Interest Amount and then to accrued interest payable under this Restated Note, and the remainder, if any, shall be applied to the principal balance of this Restated Note.

DEFAULT.

If Borrower fails to make any payment when due in accordance with the terms of this Restated Note; or if Borrower breaches any other provision of this Restated Note or any related document; or if a garnishment, summons or a writ of attachment is issued against or served upon Lender for the attachment of any property of Borrower or any indebtedness owing to Borrower; or if Borrower is or becomes insolvent (however defined), is dissolved or liquidated or goes out of business; then the holder hereof may, at such holder’s option, by notice in writing to Borrower declare this Restated Note to be immediately due and payable, whereupon the principal balance of this Restated Note and all interest thereon shall be immediately due and payable without further notice or demand.

The principal balance of this Restated Note and all interest thereon, plus the Accrued Interest Amount, shall become automatically due and payable without notice or demand if a petition is filed by or against Borrower under the United States Bankruptcy Code.

ADDITIONAL COVENANTS.

Without Lender’s prior written consent, Borrower shall not, and shall not permit any wholly-owned subsidiary of Borrower to, (i) incur any indebtedness or other obligation (except (A) the indebtedness evidenced by this Restated Note and (B) trade payables arising in the ordinary course of business), (ii) grant any lien or security interest on any of its property, (iii) sell all or any substantial part of its assets, or (iv) merge or consolidate with any other entity.

In addition, Borrower shall not pay any dividend or other amount on account of any equity interest of Borrower, including any dividend or distribution in respect thereof or any payment in purchase, redemption, retirement or other acquisition thereof.

COLLECTION COSTS.

Borrower shall pay all costs of collection, including reasonable attorneys’ fees and legal expenses, if this Restated Note is not paid when due, whether or not legal proceedings are commenced.

GOVERNING LAW.

This Restated Note shall be construed under the internal law of the State of California and any applicable federal laws.  Time is of the essence in the payment of this Restated Note.

UNCONDITIONAL OBLIGATION.

All payments under this Restated Note shall be made without setoff, counterclaim or deduction of any kind including, without limitation, for any applicable taxes.  Any amount owing by Borrower to Lender shall not be reduced in any way by any outstanding obligations of Lender to Borrower, whether such obligations are monetary or otherwise.

NOTICES.

All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to Borrower, mailed or delivered to it, addressed to it at the address specified on page one of this Restated Note, or if to Lender, mailed or delivered to it, addressed to the address of Lender specified on page one of this Restated Note; or, in each case, at such other address as may hereafter be designated by the applicable party in a notice to the other party complying with this paragraph.  All notices, statements, requests, demands and other communications provided for hereunder shall be sent by US Mail, registered or certified mail, or reputable overnight delivery service, with postage prepaid, and shall be deemed to be given or made when received or when delivery is not accepted.

BINDING EFFECT.

The execution, delivery and performance of this Restated Note has been duly authorized by all requisite company actions of Borrower.  This Restated Note shall be binding upon Borrower and its successors, assigns and legal representatives, and shall inure to the benefit of Lender and its heirs, legal representatives, successors, endorsees and assigns.

AMENDMENTS.

Any amendment hereof must be in writing and signed by the party against whom enforcement is sought.  Unenforceability of any provision hereof shall not affect the enforceability of any other provision.  A photographic or other reproduction of this Restated Note may be made by Lender, and any such reproduction shall be admissible in evidence with the same effect as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

NO WAIVER.

No acceptance of one or more late or partial payments, or delay or omission on the part of any holder hereof in exercising any right or remedy hereunder, shall operate as a waiver of any right or remedy under this Restated Note.  A waiver on any one occasion shall not be construed as a waiver of any right or remedy on any future occasion.

WAIVERS.

All makers, endorsers, sureties and accommodation parties hereby waive presentment, dishonor, notice of dishonor and protest, and consent to any and all extensions, renewals, substitutions and alterations of any of the terms of this Restated Note and any other documents related hereto and to the release of or failure by Lender to exercise any rights against any party liable for or any property securing payment thereof.

JURY TRIAL; JURISDICTION.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, BASED ON OR PERTAINING TO THIS RESTATED NOTE OR ANY OTHER RELATED DOCUMENT. FOR BORROWER AND ITS PROPERTY, BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA SITTING IN VENTURA COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF CALIFORNIA (AND ANY APPELLATE COURT FROM SUCH COURTS) IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS RESTATED NOTE. BORROWER HEREBY WAIVES ANY OBJECTION TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

COUNTERPARTS.

This Restated Note may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

[Signature page follows]

BORROWER:

FRESH REALM, LLC

By:	/s/: Michael R Lippold
Michael R. Lippold
Chief Executive Officer

LENDER:

CALAVO GROWERS, INC.

By:	/s/: Lee Cole
Lee Cole
Chief Executive Officer